Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 24, 2025, relating to the financial statements and financial highlights which appears in Natixis Target Retirement 2015 Fund’s®, Natixis Target Retirement 2020 Fund’s®, Natixis Target Retirement 2025 Fund’s®, Natixis Target Retirement 2030 Fund’s®, Natixis Target Retirement 2035 Fund’s®, Natixis Target Retirement 2040 Fund’s®, Natixis Target Retirement 2045 Fund’s®, Natixis Target Retirement 2050 Fund’s®, Natixis Target Retirement 2055 Fund’s®, Natixis Target Retirement 2060 Fund’s®, Natixis Target Retirement 2065 Fund’s® Annual Report on Form N-CSR for the year ended January 31, 2025. We also consent to the references to us under the headings “Financial Performance”, “Financial Statements”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

May 27, 2025